UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 12, 2018

MARRONE BIO INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36030	20-5137161
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1540 Drew Avenue, Davis, CA	95618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 750-2800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 4.01. Changes in Registrant’s Certifying Accountant.

Dismissal of Ernst & Young LLP as Principal Accountant and Appointment of Marcum LLP as Principal Accountant

On April 12, 2018, upon the recommendation of the Audit Committee of the Board of Directors (the “Audit Committee”) of Marrone Bio Innovations, Inc. (the “Company”), the Company dismissed Ernst & Young LLP (“EY”) as its principal independent registered public accounting firm. Also on April 12, 2018, upon the recommendation of the Audit Committee of the Board of Directors of the Company, the Company appointed Marcum LLP (“Marcum”) as its principal independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2018.

In light of the Company’s continued focus on cost control, the Audit Committee conducted a formal, competitive review process, in which they evaluated a number of potential firms that were invited to submit a proposal. As part of the process, the Audit Committee considered, among other things, the capabilities and resources of each firm and its primary engagement team, the firms’ responsiveness, the proposed approach to scoping the audit and the firms’ proposed fee structures. After consideration of these and other relevant factors, the Audit Committee, determined that Marcum offered the services necessary to support the Company at pricing that represented the best value for the Company. The Company had worked with EY since 2008, and thanks EY for its high level of service, responsiveness and professionalism over the many years.

The reports of EY on the consolidated financial statements of the Company for the fiscal years ended December 31, 2017 and December 31, 2016 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to audit scope or accounting principles, but were modified to contain an explanatory paragraph indicating there was substantial doubt about the Company’s ability to continue as a going concern.

During the Company’s past two fiscal years ended December 31, 2017 and December 31, 2016 and in the subsequent interim period through April 12, 2018 (the “Relevant Period”), there have been no disagreements, as that term is defined in Item 304(a)(1)(iv) and the related instructions of Regulation S-K, promulgated by the Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934, as amended, with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of EY, would have caused EY to make reference to the subject matter of the disagreement(s) in connection with its report on the Company’s financial statements.

During the Relevant Period, there were no “reportable events,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except that in connection with the Company's internal control over financial reporting there was a material weaknesses. As previously reported, management has identified a specific deficiency related to controls over derivative accounting that constituted a material weakness in the Company’s internal controls over financial reporting as of December 31, 2017. We did not maintain effective internal controls related to the accounting for embedded derivative instruments that were a part of certain loan instruments that we entered into during the year ended December 31, 2017 and the related debt issuance costs. This material weakness resulted in material misstatements and audit adjustments to derivative liability, debt discounts, interest expense, change in fair value of financial instruments and additional paid-in capital to the consolidated financial statements for the year ended December 31, 2017.

During the Relevant Period, neither the Company, nor (to the Company’s knowledge) anyone acting on its behalf, consulted with Marcum regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements; (iii) any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that was the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) and the related instructions of Regulation S-K; or (iv) any reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Audit Committee of the Board of Directors of the Company discussed each of the matters contained in the fourth and fifth paragraphs above with EY. The Company has authorized EY to respond fully to the inquiries of the Company’s successor accountants concerning each of these matters.

EY has indicated to the Company that it concurs with the foregoing statements contained in the third, fourth and fifth paragraphs above as they relate to EY and has furnished a letter to the SEC to this effect. A copy of the letter from EY, which is dated April 13, 2018, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

16.1	Letter from EY, dated April 13, 2018, regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRONE BIO INNOVATIONS, INC.

Dated: April 13, 2018	By:	/s/ Linda V. Moore
Linda V. Moore
Executive Vice President, General Counsel and Secretary